Exhibit (a)(1)(C)
ADS LETTER OF TRANSMITTAL
for
American Depositary Shares (“ADSs”) representing shares of common stock and, if applicable, accompanied by American Depositary Receipts (“ADRs”) evidencing such ADSs of
Enel Américas S.A.
tendered in connection with the terms and subject to the conditions of the Offer to Purchase (the “U.S. Offer”)
by
Enel S.p.A.
This Letter of Transmittal should be (a) completed and signed in the space provided below and in the space provided on the Form W-9 below (or an appropriate IRS Form W-8, as applicable) and (b) mailed or delivered with your ADSs evidenced by ADR(s), if applicable, to Citibank, N.A, as ADS Tender Agent (the “ADS Tender Agent”), at one of the following addresses:
By Mail: Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
For Information:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call U.S. Toll-Free: +1 (866) 431-2096
Call International: +1 (781) 575-2137
E-mail: enelamericas@georgeson.com
ITEM A: DESCRIPTION OF ADSs TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADR(s))*	ADSs Tendered (Attach additional signed list if necessary)
	ADR Number(s)	Total Number of ADSs Represented by ADR(s) Tendered**	Total Number of ADSs Represented by Book-Entry (Electronic Form) Tendered***	Number of ADSs Tendered****

Total ADSs

*
For ADS holders who hold their ADSs in book-entry form on the books and records of Citibank, N.A., as depositary (the “Depositary”) in the Direct Registration System (“DRS”) of the Depositary, the name of the Registered Holder must be exactly as it appears on the books and records of the Depositary.

**
Complete only if ADSs are held in certificated form. Do NOT complete if transfer is to be made with respect to ADSs held in book-entry form in DRS.

***
Only include ADSs that are held in book-entry form in DRS. Do NOT include any ADSs to be transferred by means of the DTC book-entry system.

****
Unless otherwise indicated, it will be assumed that all ADSs described above are being tendered. See Instruction 4.

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Please fill in all applicable blanks, follow all instructions carefully and sign this Letter of Transmittal in the appropriate space provided below. The Letter of Transmittal and IRS Form W-9 (or an appropriate IRS Form W-8, as applicable), and, if applicable, your ADR(s) must be delivered to the ADS Tender Agent at one of the addresses set forth above.
The deadline for validly tendering ADSs is 5:00 pm, New York City time, on April 13,2021 (as such time and date may be extended or earlier terminated, the “ADS Expiration Date”), unless the U.S. Offer is extended or earlier terminated. Letters of Transmittal must be received in the office of the ADS Tender Agent by 5:00 pm (New York City time) on the ADS Expiration Date. Delivery of these documents to the ADS Tender Agent’s P.O. Box on the ADS Expiration Date does not constitute receipt by the ADS Tender Agent.
Delivery of this Letter of Transmittal to an address other than the one as set forth above does not constitute a valid delivery to the ADS Tender Agent. You must sign this Letter of Transmittal in the appropriate space provided, with the signature guaranteed (if required), and complete the enclosed IRS Form W-9 (or an appropriate IRS Form W-8, as applicable).
☐
CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 6.

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PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS
Ladies and Gentlemen:
The undersigned hereby tenders to Enel S.p.A., a società per azioni organized and existing under the laws of Italy (“Enel S.p.A.”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 15, 2021 (the “Offer to Purchase”), as filed with the U.S. Securities and Exchange Commission in connection with the U.S. Offer and in this Letter of Transmittal (the “Letter of Transmittal”, and together with the Offer to Purchase, the “Offer Documents”), receipt of each of which is hereby acknowledged, the number of American Depositary Shares (“ADSs”) of Enel Américas S.A., a sociedad anónima abierta organized and existing under the laws of the Republic of Chile (“Enel Américas”), specified below in connection with Enel S.p.A.’s offer to purchase up to 7,608,631,104 of the outstanding shares of common stock, no par value (the “Shares”), of Enel Américas, including Shares represented by ADSs, each representing fifty (50) Shares, at a cash price of (i) Ch$140 per Share, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and other applicable fees, and (ii) Ch$7,000 per ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees of $0.05 per ADS payable to Citibank, N.A., in its capacity as ADS Tender Agent (the “Distribution Fees”), upon the terms and subject to the conditions set forth in the Offer Documents. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.
As a holder of ADSs, the undersigned is entitled to tender its ADSs in the U.S. Offer upon the terms described in the Offer Documents. Tendering holders will receive, for each ADS validly tendered and not properly withdrawn in the U.S. Offer and accepted for purchase by Enel S.p.A. after giving effect to proration (as hereinafter summarized and as further described in the Offer to Purchase), Ch$7,000, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and Distribution Fees, upon the terms and subject to the conditions set forth in the Offer to Purchase.
The undersigned understands that delivery and surrender of the ADSs is not effective until the ADS Tender Agent receives, or in the case of DRS, is deemed to have received, the ADSs with this Letter of Transmittal, properly completed and duly executed, or an agent’s message, as applicable, together with all accompanying evidences of authority in a form satisfactory to Enel S.p.A. and any other required documents.
The undersigned further understands that in no event will Enel S.p.A. purchase more than 7,608,631,104 Shares (including Shares represented by ADSs), in total, in the Offers. If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered and not properly withdrawn in the Offers, Enel S.p.A. will, upon the terms and subject to the conditions set forth in the Offer to Purchase, purchase 7,608,631,104 Shares (including Shares represented by ADSs) on a pro rata basis according to the number of Shares (including Shares represented by ADSs) properly and timely tendered in the Offers and not properly withdrawn and accepted by Enel S.p.A. after giving effect to proration.
On the New York Business Day immediately following the Offer Expiration Date, the Chilean Tender Agent shall notify the ADS Tender Agent of the proration factor (the “Proration Factor”) to be applied to the amount of ADSs tendered and not properly withdrawn by each tendering holder of ADSs as of the ADS Expiration Date and the ADS Tender Agent shall apply the Proration Factor by multiplying the number of ADSs tendered and not properly withdrawn by each tendering holder of ADSs by the Proration Factor (the “Prorated Tender Amount”). To the extent that any tendering holder’s Prorated Tender Amount results in fractional ADSs, the ADS Tender Agent shall round the resulting number down to the nearest whole number of ADSs so that no fractional number of ADSs tendered by such holder of ADSs would be accepted for purchase pursuant to the U.S. Offer (the “Prorated Accepted Amount”). Any number of ADSs tendered by each tendering holder of ADSs in excess of each such holder’s Prorated Accepted Amount shall be returned to each such holder in accordance with the terms of the Offer to Purchase.
Upon receipt by the ADS Tender Agent of (i) confirmation from Enel S.p.A. of the acceptance of all or a portion of the ADSs validly tendered and not properly withdrawn in the U.S. Offer, (ii) an amount equal to the applicable Tender Offer Price in U.S. dollars for the ADSs validly tendered and accepted in the amount determined in accordance with the procedures set forth in the Offer to Purchase, the ADS Tender Agent shall (i) distribute the net cash proceeds from the conversion of the applicable Tender Offer Price into U.S. dollars, without interest and less any applicable withholding taxes and Distribution Fees, calculated
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by Enel S.p.A. and payable in U.S. dollars with the dollar amount based upon the U.S. dollar observed exchange rate (dólar observado) (the “Observed Exchange Rate”) published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers, to the undersigned in consideration for the validly tendered and not properly withdrawn ADS(s) which have been accepted for purchase by Enel S.p.A. including, if applicable, after giving effect to proration, and (ii) return the ADSs (including, if applicable, the ADR(s) evidencing ADSs) not purchased by Enel S.p.A. to the undersigned, in accordance with the terms of the Offer to Purchase. The undersigned acknowledges that the rate at which Enel S.p.A. exchanges the net Tender Offer Price into U.S. dollars may fluctuate and that neither Enel S.p.A. nor the ADS Tender Agent guarantees the rate at which the Tender Offer Price will be exchanged into U.S. dollars.
The undersigned understands that for U.S. federal income tax purposes, a U.S. holder of ADSs that tenders in the U.S. Offer would be considered to have done so in exchange for cash and that receipt of cash pursuant to the U.S. Offer by a holder of ADSs will be a taxable transaction for U.S. federal income tax purposes to U.S. holders. See “The U.S. Offer — Section 6. Tax Consequences” in the Offer to Purchase for a more complete discussion of certain U.S. federal income tax consequences of the U.S. Offer. Each holder of ADSs is urged to consult his or her independent professional advisor regarding the tax consequences of acceptance of the U.S. Offer.
The undersigned hereby represents and warrants to, and agrees with, Enel S.p.A. and the ADS Transfer Agent that (a) the undersigned owns the ADSs being tendered, including, if applicable, the ADSs evidenced by the enclosed ADR(s), and (b) the undersigned has full power and authority to surrender, transfer and assign the ADSs with good, valid and marketable title transmitted herewith, free and clear of any lien, pledge, mortgage, security interest, claim, charge, option, right of first refusal, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.
The undersigned irrevocably constitutes and appoints the ADS Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADSs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the ADSs with the accompanying evidence of transfer and authenticity, to Enel S.p.A. upon receipt by the ADS Tender Agent, as the undersigned’s agent, of the applicable Tender Offer Price.
The undersigned agrees, upon request, to execute any additional documents necessary or desirable to complete the delivery of the ADSs transmitted herewith. All questions as to the validity, form and eligibility of surrender of certificates hereunder will be determined by Enel S.p.A. (which may delegate power in whole or in part to the ADS Tender Agent) and its determination shall be final and binding on all parties. Delivery of the ADSs shall be affected, and risk of loss and title to such certificate(s) shall pass, only upon receipt thereof by the ADS Tender Agent in accordance with the terms of this Letter of Transmittal. By signing and returning this Letter of Transmittal, the undersigned further represents and warrants to Enel S.p.A. and the ADS Tender Agent that the payment of the applicable Tender Offer Price will completely discharge any obligations of Enel S.p.A. and the ADS Tender Agent with respect to the matters contemplated by this Letter of Transmittal.
All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, the tender of the ADSs hereby is irrevocable unless and until the undersigned withdraws the tender of such ADSs or, if applicable, the ADSs represented by the enclosed ADR(s) from the U.S. Offer in accordance with the terms and subject to the conditions of the Offer to Purchase. Such acceptance for payment shall, without further action, revoke any prior powers of attorney granted by the undersigned at any time with respect to such ADSs, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).
Enel S.p.A.’s acceptance for tender of ADSs properly tendered according to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and Enel S.p.A. upon the terms and subject to the conditions of the U.S. Offer (and if the U.S. Offer is extended, amended or earlier terminated, the terms and conditions of such extension, amendment or termination). The undersigned recognizes that under certain circumstances set forth in the
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U.S. Offer, Enel S.p.A. may not be required to accept for tender any of the ADSs tendered hereby. The undersigned understands that ADSs tendered on or prior to the ADS Expiration Date may not be withdrawn except as described in the Offer to Purchase. In the event tendered ADSs are permitted to be withdrawn, the undersigned will need to timely contact the ADS Tender Agent in writing and follow the requisite procedures for withdrawing such tendered ADSs.
The undersigned understands that ADSs tendered on or prior to the ADS Expiration Date may be withdrawn only as described in the Offer to Purchase. In the event tendered ADSs are permitted to be withdrawn, the undersigned will need to timely contact the ADS Tender Agent in writing and follow the requisite procedures for withdrawing such tendered ADSs.
The ADS Tender Agent will issue and mail a check reflecting the applicable Tender Offer Price in the amount of Ch$7,000 (seven thousand Chilean pesos) per ADS, without any interest, and less any applicable withholding taxes and Distribution Fees, calculated by Enel S.p.A. and payable in U.S. dollars based upon the Observed Exchange Rate published by the Central Bank of Chile for the business day prior to the date of settlement of the Offers, for all ADSs evidenced by ADR(s) validly tendered and not properly withdrawn and accepted in accordance with the terms and subject to the conditions set forth in the Offer Documents, to the person and address specified in Item A above, unless Items B and/or C below are completed. If Item B below is completed, the check issuable to the undersigned will be issued to the person specified in Item B below. If Item C below is completed, the check issuable to the undersigned or the person specified in Item B will be delivered to the person and address specified in Item C below. The undersigned acknowledges that Enel S.p.A. has no obligation under the “Special Issuance Instructions” to transfer any ADSs from the name of the registered holder thereof if Enel S.p.A. does not accept for tender any of the ADSs so tendered.
The undersigned further agrees and acknowledges that holders of ADSs are required to make their own independent verification as to whether the tender of such ADSs in the U.S. Offer is in compliance with the laws of the jurisdiction in which such tender is made. The undersigned agrees and acknowledges that Enel S.p.A. will not be liable for any failure to comply with the laws of any jurisdiction, other than the United States, in which ADSs are so tendered.
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ITEM B: SPECIAL ISSUANCE INSTRUCTIONS
To be completed ONLY if the check and the statements in respect of any ADSs not tendered or not accepted for tender are to be issued in the name of someone other than the person(s) specified in Item A. See Instruction 5.
Issue the check and the statements in respect of any ADSs not tendered or not accepted for exchange which I am entitled to receive to:
Name
(Please Type or Print)
Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
ITEM C: SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if delivery of the check and the statements in respect of any ADSs not tendered or not accepted for tender are to be made to an address other than that specified in Item A, or to an address other than that appearing in Item B (if filled in). See Instruction 5.
Deliver the check and the statements in respect of any ADSs not tendered or not accepted for exchange which I am entitled to receive to:
Name
(Please Type or Print)
Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

ITEM D: SIGNATURE(S)
IMPORTANT: SIGN HERE
(Signature(s) of Owner(s))
(Signature(s) of Owner(s))
Dated: , 2021
Must be signed by registered holder(s) exactly as name appear(s) on ADS(s). If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please see Instruction 2 and provide the following information:
Name(s):
(Please Type or Print)
Capacity
(Full Title):
Tax Identification or Social Security Number:
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ITEM E: GUARANTEE OF SIGNATURE(S) (If Required — See Instruction 3)
Authorized Signature:
Name:
(Please Type or Print)
Title:
Name of Firm:
Address:
City/State/Zip Code:
Area Code and Daytime Telephone No.:
Date: , 2021
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INSTRUCTIONS
Terms and Conditions of the Letter of Transmittal
1.
Delivery of Letter of Transmittal and ADR(s).   ADR(s), together with a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, should be delivered to the ADS Tender Agent at one of the addresses set forth above. In the case of ADSs held in the form of DRS, only a properly completed and duly executed Letter of Transmittal should be delivered to the ADS Tender Agent at one of the addresses set forth above. If transmitted ADR(s) is (are) registered in different names on different certificates, it will be necessary to complete, sign and transmit as many separate Letters of Transmittal as there are different registrations of certificates. Additional Letters of Transmittal may be obtained from the ADS Tender Agent. The method of delivery of ADR(s) (and all other required documents) is at the option and risk of the undersigned and delivery will be deemed made only when actually received by the ADS Tender Agent. If such delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. The ADS Tender Agent will deliver the check from the tender of ADR(s) promptly after receipt by the ADS Tender Agent of the applicable Tender Offer Price from Enel S.p.A.

2.
Signatures on Letter of Transmittal, Stock Powers and Endorsements.   If this Letter of Transmittal is signed by the registered holder of the ADR(s) transmitted herewith, the signature must correspond with the name as written on the face of the ADR(s) without alteration, enlargement or any change whatsoever. If the ADR(s) is (are) owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal and any other document requiring signature. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must so indicate, when signing, such persons’ full capacities. If additional documents are required, you will be so advised.

3.
Guarantee of Signatures.   No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s), unless such holder(s) has (have) completed Item B above (Special Issuance Instructions), or (ii) the ADRS(s) are tendered for the account of an Eligible Guarantor Institution (as defined below). If a signature guarantee is required, signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Guarantor Institution”). In all other cases, all signatures on this Letter of Transmittal must be medallion guaranteed by an Eligible Guarantor Institution. See Instruction 5.

4.
Stock Powers; Endorsements of ADR(s).   If the registered holder(s) of the ADS(s) listed on the front page hereof and transmitted herewith sign(s) this Letter of Transmittal, no separate stock power(s) or endorsement(s) of the ADR(s) is (are) required. If a person other than the registered holder of the ADR(s) transmitted herewith signs this Letter of Transmittal, the ADR(s) must be duly endorsed by or accompanied by appropriate stock powers from the registered owner(s), in either case signed exactly as the name or names of the registered owner(s) appear on the certificate(s), with the proper guarantee of signatures by an Eligible Guarantor Institution, and the person signing this Letter of Transmittal must pay any transfer or other taxes or duties required by reason of the payment to a person other than the registered holder of the surrendered ADR(s) or establish to the satisfaction of the ADS Tender Agent and Enel S.p.A. that such tax has been paid or is not applicable.

5.
Special Issuance and Delivery Instructions.   In Item B above, indicate the name and address of the person(s) to whom the applicable check and the statement in respect of the ADSs not tendered or not accepted for tender are to be issued, only if the applicable check and the statement in respect of the ADSs not tendered or not accepted for tender are to be issued in the name of someone other than the person(s) in whose name the surrendered ADR(s) is (are) registered. If Item B above is completed, the applicable check and the statement in respect of the ADSs not tendered or not accepted for tender will be issued in the name of, and will be mailed to, if applicable, the person so indicated at the address so indicated, but only after it has been established to the satisfaction of the ADS Tender Agent and Enel S.p.A. that any applicable transfer or other taxes or duties have been paid. Please attach an additional list of the information required by Item B of this Letter of Transmittal, if necessary. In Item C above,

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indicate the name and address to whom the applicable check and the statement in respect of the ADSs not tendered or not accepted for tender are to be mailed only if delivery of the applicable cash payment and the statement in respect of the ADSs not tendered or not accepted for tender are to be made to someone other than the person(s) or the address(es) specified in Item A above, or if Item B above is completed, the person(s) or the address(es) listed in Item B above. Please attach an additional list of the information required by this Letter of Transmittal, if necessary.
6.
Mutilated, Lost, Stolen or Destroyed ADR(s).   In the event that you are unable to deliver your ADR(s) due to mutilation, loss, theft or destruction of such certificate(s), this Letter of Transmittal may be submitted, together with an affidavit of such theft, loss or destruction, a bond of indemnity and any other documents which may be required, subject to acceptance at the discretion of Enel S.p.A. All inquiries with regard to lost or destroyed ADR(s) and how to have them replaced should be made directly to the ADS Tender Agent, at 1-877-248-4237.

7.
Tax Form.   You should complete and execute a Substitute Form W-9 (attached hereto) or an applicable IRS Form W-8 and deliver such form together with this Letter of Transmittal and your ADR(s), if applicable. If the person receiving payment for the ADR(s), as described in the Offer to Purchase is a “U.S. person” (see definition below), complete and sign the Substitute Form W-9 to certify the payee’s tax identification number (“TIN”). Please provide the social security or employer identification number of the person or entity receiving payment for the above described ADR(s) and sign and date the form. If the person receiving payment for the ADR(s) as described in the Offer to Purchase is not a “U.S. person,” complete and sign an applicable IRS Form W-8 (usually, IRS Form W-8BEN (for individuals) or IRS Form W-8BEN-E (for entities)). IRS Forms W-8 may be obtained from the ADS Tender Agent, at www.irs.gov or by calling 1-800-829-3676. Failure to provide a properly completed and signed IRS Form W-9 or a properly completed and signed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable Form W-8 may result in backup withholding under U.S. tax laws and may result in a penalty imposed by the U.S. Internal Revenue Service. For federal tax purposes, you are considered a U.S. person if you are (1) an individual who is a U.S. citizen or U.S. resident alien, (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) an estate (other than a foreign estate), or (4) a domestic trust (as defined in U.S. Treasury Regulations section 301.7701-7).

8.
Waiver of Conditions.   Subject to the terms and conditions of the Offer to Purchase, Enel S.p.A. reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the U.S. Offer, in whole or in part, in the case of any ADR tendered.

9.
Withdrawal of ADR(s) Tendered.   ADR(s) tendered pursuant to the U.S. Offer on or prior to the Expiration Date may be withdrawn only as described in the Offer to Purchase, including the right to withdraw any tendered ADR(s) during a possible extension of the U.S. Offer. After an effective withdrawal you may resubmit to the ADS Tender Agent a completed replacement of this document and any other documents required by the U.S. Offer for properly tendering ADR(s) prior to the Expiration Date.

10.
Inadequate Space.   If the space provided herein under “Description of ADSs Tendered” is inadequate, the number of ADSs tendered and the ADR numbers with respect to such ADSs should be listed on a separate signed schedule attached hereto.

11.
Miscellaneous.   Neither Enel S.p.A. nor the ADS Tender Agent shall be obligated to give notice of any defects or any irregularities in any Letter of Transmittal and none of them shall incur any liability for failure to give any such notice. All inquiries with regard to surrender of ADR(s) shall be made directly to Georgeson LLC, as Information Agent, at +1 (866) 431-2096 (U.S. Toll-Free) or +1 (781) 575-2137 (International).

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